Exhibit 99.1

News Release

[NEWPAGE LOGO]

Media Contact: Investor Contact: NewPage Corporation

Shawn Hall David J. Prystash 8540 Gander Creek Drive

937-242-9373 937-242-9700 Miamisburg, OH 45342

FOR IMMEDIATE RELEASE-

NEWPAGE CORPORATION ISSUES $70 MILLION 11.375% SENIOR SECURED NOTES

MIAMISBURG, Ohio. - February 24, 2010 - NewPage Corporation ("NewPage") announced today the issuance of an additional $70 million in aggregate principal amount of 11.375% Senior Secured Notes due 2014 (the "Notes") in a private placement. These additional notes have substantially the same terms as the existing $1.7 billion 11.375% Senior Secured Notes due 2014.

"The transaction was an opportunity to issue debt at a premium to the market and without underwriting fees. The net proceeds from the issuance of the Notes will positively affect our overall liquidity position and will be used to repay existing borrowings under the revolver and for general corporate purposes," stated David J. Prystash, senior vice president and chief financial officer of NewPage.

The Notes issued by NewPage were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or resold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security.

About NewPage Corporation

Headquartered in Miamisburg, Ohio, NewPage Corporation is the largest coated paper manufacturer in North America, based on production capacity, with $3.1 billion in net sales for the year ended December 31, 2009. The company's product portfolio is the broadest in North America and includes coated freesheet, coated groundwood, supercalendered, newsprint and specialty papers. These papers are used for corporate collateral, commercial printing, magazines, catalogs, books, coupons, inserts, newspapers, packaging applications and direct mail advertising.

NewPage owns paper mills in Kentucky, Maine, Maryland, Michigan, Minnesota, Wisconsin and Nova Scotia, Canada. These mills have a total annual production capacity of approximately 4.4 million tons of paper, including approximately 3.2 million tons of coated paper, approximately 1.0 million tons of uncoated paper and approximately 200,000 tons of specialty paper.

Forward-looking Statements

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "intend," "project," "plan," "will likely continue," "will likely result," or words or phrases with similar meaning. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, among others, our substantial level of indebtedness; changes in the supply of, demand for, or prices of our products; general economic and business conditions in the United States and Canada and elsewhere; the ability of our customers to continue as a going concern, including our ability to collect accounts receivable according to customary business terms; the activities of competitors, including those that may be engaged in unfair trade practices; changes in significant operating expenses, including raw material and energy costs; changes in currency exchange rates; changes in the availability of capital; changes in the regulatory environment, including requirements for enhanced environmental compliance; and other risks and uncertainties that are detailed in our filings with the Securities and Exchange Commission. The company does not intend, and undertakes no obligation, to update any forward-looking statements.

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